UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2017

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 14, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of BioPharmX Corporation (the “Company”) approved cash bonuses of (i) $60,000 to Anja Krammer, the Company’s President, (ii) $10,000 to Greg Kitchener, the Company’s Executive Vice President and Chief Financial Officer and (iii) $25,000 to Kin F. Chan, the Company’s Executive Vice President of Research and Technology.  These bonuses were based on their achievements in fiscal year 2017 and are expect to be paid in the first quarter of fiscal year 2018. The Committee also approved increases in the annual base salary to the foregoing officers such that their annual base salaries, effective as of February 1, 2017, are as follows: (x) $310,000 for Anja Krammer, (y) $237,000 for Greg Kitchener and (z) $270,000 for Kin F. Chan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: February 21, 2017By:/s/ Greg Kitchener

             Name:  Greg Kitchener

Title:  Chief Financial Officer